                                  EIGHTH AMENDMENT

          EIGHTH AMENDMENT (this "Amendment"), dated as of March 5, 1999, among American Pad & Paper Company ("Holdings"), WR Acquisition, Inc. ("WR Acquisition"), American Pad & Paper Company of Delaware, Inc. (the "Borrower"), the lending institutions party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), Bank of Tokyo-Mitsubishi Trust Company, Bank One Texas, N.A., The Bank of Nova Scotia and The First National Bank of Boston, as Co-Agents (the "Co-Agents"), and Bankers Trust Company, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

                                W I T N E S S E T H:

          WHEREAS, Holdings, WR Acquisition, the Borrower, the Banks, the Co-Agents and the Agent are party to a Credit Agreement, dated as of July 8, 1996 (as amended, modified and supplemented prior to the date hereof, the "Credit Agreement"); and

          WHEREAS, the Borrower has requested that the Banks provide the amendments, consents and agreements provided for herein and the Banks have agreed to provide such amendments, consents and agreements on the terms and conditions set forth herein;

          NOW, THEREFORE, it is agreed:

          1. Section 3.03(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

               "(b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 (but subject to the last sentence of each of Section 3.03(c) and Section 3.03(g)), the Total Revolving Loan Commitment shall be permanently reduced on the dates set forth below by the amounts set forth opposite such dates below:

                       Date                    Amount
                       ----                    ------
                       December 31, 1998       $25,000,000

                       March 31, 2000          $25,000,000

                       July 8, 2000            $50,000,000"


          2. Section 3.03(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

               "(c)    In addition to any other mandatory commitment
          reductions pursuant to this Section 3.03, on the third Business Day after each date on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives Cash Proceeds from any Asset Sale (or, in the case of an Asset Sale in which payments to Holdings or any of its Subsidiaries originate from outside the United States, within five Business Days after the date of receipt of such Cash Proceeds), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds from such Asset Sale. Each mandatory reduction pursuant to this Section 3.03(c) shall be applied to reduce future scheduled reductions pursuant to Section 3.03(b) as follows: (i) 50% of such Net Cash Proceeds shall be applied to reduce the scheduled reduction on March 31, 2000 (until such time as such scheduled reduction on March 31, 2000 is reduced to zero) and (ii) the remainder of such Net Cash Proceeds shall be applied to reduce the scheduled reduction on July 8, 2000."

          3. The definition of "Consolidated EBIT" contained in Section 10 of the Credit Agreement is hereby amended by (a) deleting the word "and" appearing at the end of clause (iv) thereof, (b) deleting the period at the end of clause
(v) thereof and inserting ", and" in lieu thereof, and (c) inserting at the end thereof the following new clause (vi):

               "(vi) without giving effect to other nonrecurring charges taken by the Borrower in the fiscal quarter ending on December 31, 1998 and deducted in determining Consolidated Net Income for such period, provided that the aggregate amount of charges added back pursuant to this clause (vi) shall not exceed $6,300,000."

          4. In order to induce the Banks to enter into this Amendment, each of Holdings, WR Acquisition and the Borrower hereby represents and warrants that
(i) no Default or Event of Default exists as of the Amendment Effective Date
(as defined below) after giving effect to this Amendment and (ii) on the Amendment Effective Date, after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects.

          5. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Required Banks, Holdings, WR Acquisition and the Borrower shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office.

          6. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          8. All references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement after giving effect to this Amendment.

          9. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                       * * *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date hereof.


                                       AMERICAN PAD & PAPER COMPANY

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       WR ACQUISITION, INC.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       AMERICAN PAD & PAPER COMPANY OF
                                          DELAWARE, INC.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       BANKERS TRUST COMPANY, individually
                                          and as Agent

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       BANKBOSTON, N.A.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       BANK LEUMI USA

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       THE BANK OF NOVA SCOTIA

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       BANK OF SCOTLAND

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       BANK ONE TEXAS

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       BANK POLSKA KASA OPIEKI, S.A.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       CHASE SECURITIES, INC., as agent for
                                          CHASE MANHATTAN BANK

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       CHRISTIANIA BANK OG KREDITKASSE,
                                          NEW YORK BRANCH

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       CIBC INC.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       ERSTE BANK DER OESTERREICHISCHEN
                                          SPARKASSEN AG

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       FIRST UNION CORP.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       FRANKLIN ADVISORS, INC.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       GUARANTY FEDERAL BANK, F.S.B.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       ING (U.S.) CAPITAL LLC

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       NATIONS BANK, N.A.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       PAM CAPITAL FUNDING, L.P., by
                                          HIGHLAND CAPITAL MANAGEMENT,
                                          L.P., as collateral manager

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       THE LONG-TERM CREDIT BANK OF
                                          JAPAN, LIMITED, NEW YORK BRANCH

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       SANWA BUSINESS CREDIT
                                          CORPORATION (FLEET CAPITAL
                                          CORPORATION)

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                       SOCIETE GENERALE

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title: